SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 19, 2007
Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA	92562
(Address of principal executive offices)	(Zip code)

(951) 894-6597
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 16, 2007, the incoming Board of Directors of Left Behind Games Inc. (the “Company”, “we” or “our”) determined that it was necessary to restate our historical consolidated financial statements for the fiscal year ended March 31, 2007 and for the quarters ended December 31, 2006 and June 30, 2007. The determination to restate our consolidated financial statements for these periods was reached in connection with a routine periodic review by the U.S. Securities and Exchange Commission (“SEC”) of our Form 10-KSB for the fiscal year ended March 31, 2007.

In connection with the SEC’s periodic review, our management determined that our revenue recognition policies for sales of our product were not appropriate given the limited sales history of our product.  Historically, our revenue recognition policy was to record revenue upon shipment of product to our channel partners and direct customers then adjusted for a reserve to cover anticipated product returns and/or future price concessions.  After considering (i) the limited sales history of our product, (ii) the limited business history with our primary channel partner and largest retail customer and (iii) the competitive conditions in the software industry, our management determined that return privileges and price protection rights granted to our customers impacted our ability to reasonably estimate returns and future price concessions, and therefore, we were unable to conclude that our sales arrangements had a fixed and determinable price at the time our inventory was shipped to customers.  Furthermore, as part of the restatement process, we also determined that our largest retail customer had billed us for a $25,000 co-operative advertising campaign that we had not previously recorded as a reduction to our revenue.  In connection with the restatement, we deducted the $25,000 amount from our revenue in the fiscal year ended March 31, 2007.

We intend to amend our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 and our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, as originally filed with the SEC, to correct the revenue recognition for sales of our product during those periods and to reflect the restatement of our consolidated financial statements within those Reports.  We will present the restated unaudited quarterly financial information for the three and nine months ended December 31, 2006 in our Form 10-QSB for the period ending December 31, 2007.

The restatements are expected to impact our consolidated statements of operations as follows:

	Fiscal Year Ended March 31, 2007
	Previously Reported	Restatement Adjustments	Expected Revised Results
Revenues	$768,237	$(476,047)	$292,190
Cost of Sales – Product Costs	598,530	(294,594)	303,936
Net Loss	$(26,084,107)	$(181,453)	$(26,265,560)
Percentage Increase in Net Loss			0.7%

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	Quarter Ended June 30, 2007
	Previously Reported	Restatement Adjustments	Expected Revised Results
Revenues	$56,815	$57,887	$114,702
Cost of Sales – Product Costs	20,652	53,793	74,445
Net Loss	$(1,319,543)	$4,094	$(1,315,449)
Percentage Reduction of Net Loss			0.3%

Additionally, it is expected that the recognition of previously deferred income in the September 2007 quarter will increase that period’s operating income by $12,852.  Overall, the increase in operating income for the six months ended September 30, 2007 due to recognition of previously deferred net income is expected to be $16,946.

The restatement adjustments did not result in any changes to our cash flows.

Our Chief Financial Officer and other authorized officers of the Company have discussed the matters disclosed in this Current Report on Form 8-K with KMJ Corbin & Company LLP, our independent registered public accounting firm.

As a result of this restatement, our previously issued consolidated financial statements for those periods should no longer be relied upon.

Following the filing of these restated financial results and the Company’s Form 10-QSB for the quarter ended September 30, 2007, we intend to file a Registration Statement on Form SB-2 that has been delayed in part due to this accounting review.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: November 19, 2007	By:	/s/ Troy Lyndon
	Name:	Troy Lyndon
	Title:	Chief Executive Officer

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